Exhibit 99.1

Perry Ellis International Reports Third Quarter Fiscal 2014 Results

•	Total revenue of $222.1 million in line with Company updated guidance

•	GAAP loss per fully diluted share of $0.20

•	Adjusted loss per fully diluted share of $0.15

•	Company maintains updated full fiscal 2014 adjusted diluted EPS guidance in a range of $0.95 to $1.01

•	Company sees full fiscal 2014 GAAP diluted EPS guidance in a range of $0.97 to $1.03

MIAMI—(GLOBE NEWSWIRE)—November 21, 2013— Perry Ellis International, Inc. (NASDAQ:PERY) today reported results for the third quarter ended November 2, 2013 (“third quarter of fiscal 2014”).

Third Quarter Results from Operations

In the third quarter of fiscal 2014, total revenues were $222.1 million compared to $236.2 million in the quarter ended October 27, 2012 (“third quarter of fiscal 2013”) and in-line with the Company’s updated guidance. The Company noted that continued growth within golf lifestyle apparel, the Nike Swim and the licensing business was offset by reductions in private and proprietary branded businesses in the mid-tier channel as well as negative comparable store sales in its own direct retail channel.

Oscar Feldenkreis, president and chief operating officer, commented, “Our third quarter was disappointing as difficult performance in our direct to consumer and mid-tier channel businesses offset improvement in our focus areas of golf and collection sportswear. To this end, we continued with a positive momentum across all channels within our golf lifestyle apparel category, and our Rafaella collection sportswear business experienced a measured improvement in trend for the fall selling season. We did experience lighter traffic patterns and reduced consumer enthusiasm for spending during the quarter – most noticeably in the latter half of the fiscal quarter, which resulted in negative comparable store sales as compared to the three consecutive years of cumulative double digit comparable stores sales growth. We are focusing on a localization strategy for each of our stores in order to return to strong, positive comparable store selling performance as well as enhancing operational management where appropriate.”

Gross margin for the third quarter of fiscal 2014 was 32.1%, same as the comparable period last year. The lighter than plan direct to consumer mix impacted gross margin negatively. In addition, lower closeout margins in fashion swim also impacted gross margins. On the positive side, Rafaella collection business posted gross margin improvement over the prior year.

Selling, general and administrative (“SG&A”) expenses for the third quarter of fiscal 2014 increased $4.0 million to $68.4 million compared to $64.4 million in the third quarter of fiscal 2013. The increase reflects a larger investment in marketing and ecommerce along with the recently consolidated New York offices. The increase also reflects approximately $1.1 million of strategic costs associated principally with streamlining efforts within various business components, which we anticipate will lead to improved productivity in the future.

As reported under generally accepted accounting principles (“GAAP”), net loss for the third quarter of fiscal 2014 was $3.0 million, or a loss per fully diluted share of $0.20, compared to net income of $3.2 million, or $0.21 per fully diluted share in the third quarter of fiscal 2013.

After considering the costs associated with strategic initiatives, the sale of long-lived assets and tax impact, loss per fully diluted share, as adjusted, for the third quarter of fiscal 2014 was $0.15 compared to earnings per fully diluted share, as adjusted, of $0.25 in the third quarter of fiscal 2013. (See attached reconciliation “Table 1”)

Adjusted EBITDA for the third quarter of fiscal 2014 totaled $4.0 million, or 1.8% of revenue. (See attached reconciliation “Table 2”)

Nine Months Operations Review

For the nine months ended November 2, 2013 total revenues were $696.1 million compared to $711.2 million for the nine months ended October 27, 2012. The revenue reduction during the first nine months of the fiscal year, as compared to last year, was primarily attributable to reduction in private branded business.

Adjusted EBITDA for the first nine months of fiscal 2014 totaled $26.9 million, or 3.9% of revenue. (See attached reconciliation “Table 2”)

Net income for the first nine months of fiscal 2014 was $5.5 million, or $0.36 per fully diluted share, compared to $10.4 million, or $0.68 per fully diluted share, in the first nine months of fiscal 2013. (See attached reconciliation “Table 1”)

After considering certain costs as outlined in Table 1, earnings per fully diluted share, as adjusted, for the first nine months of fiscal 2014 was $0.32 as compared to $0.95 earnings per fully diluted share, as adjusted, in the first nine months of fiscal 2013. (See attached reconciliation “Table 1”)

Balance Sheet Update

George Feldenkreis, chairman and chief executive officer of Perry Ellis International commented, “Despite our disappointing performance, we have an extremely solid balance sheet. We are committed to taking the necessary actions to drive our revenues and margins to enhance profitability. We believe that we have the balance sheet strength to fund growth in our core businesses, as well as to provide capital for our longer term strategic goals.”

Fiscal 2014 Guidance

The Company continues to see updated full year fiscal 2014 revenues in a range of $960 to $970 million and fully diluted earnings per share, as adjusted, in a range of $0.95 to $1.01. GAAP fully diluted earnings per share are forecasted in a range of $0.97 to $1.03.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances, as well as select children’s apparel. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Rafaella®, Cubavera®, Ben Hogan®, Centro®, Solero®, Munsingwear®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co.®, Axis®, Gotcha®, Girl Star®, MCD®, John Henry®, Mondo di Marco®, Redsand®, Manhattan®, Axist®, Farah®, Anchor Blue® and Miller’s Outpost®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, Champions Tour® and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Perry Ellis International, Inc.

Anita Britt, 305-873-1210

SOURCE: Perry Ellis International, Inc.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Revenues
Net sales	$214,700	$229,330	$674,676	$691,436
Royalty income	7,421	6,918	21,469	19,772

Total revenues	222,121	236,248	696,145	711,208
Cost of sales	150,757	160,453	467,554	478,348

Gross profit	71,364	75,795	228,591	232,860
Operating expenses
Selling, general and administrative expenses	68,434	64,394	205,624	196,844
Depreciation and amortization	3,573	3,424	9,375	10,314

Total operating expenses	72,007	67,818	214,999	207,158
(Loss) gain on sale of long-lived assets	(108)	410	6,162	410

Operating (loss) income	(751)	8,387	19,754	26,112
Interest expense	3,782	3,689	11,307	11,011

Net (loss) income before income taxes	(4,533)	4,698	8,447	15,101
Income tax (benefit) provision	(1,511)	1,518	2,979	4,687

Net (loss) income	$(3,022)	$3,180	$5,468	$10,414

Net (loss) income, per share
Basic	$(0.20)	$0.22	$0.36	$0.71

Diluted	$(0.20)	$0.21	$0.36	$0.68

Weighted average number of shares outstanding
Basic	14,991	14,662	15,042	14,669
Diluted	14,991	15,295	15,363	15,275

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	November 2, 2013	February 2, 2013
Assets
Current assets:
Cash and cash equivalents	$49,493	$54,957
Accounts receivable, net	148,982	174,484
Inventories	166,491	183,127
Other current assets	28,707	30,536

Total current assets	393,673	443,104

Property and equipment, net	61,206	50,749
Intangible assets, net	245,978	246,681
Goodwill	13,794	13,794
Other assets	8,429	8,801

Total assets	$723,080	$763,129

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$76,425	$132,028
Accrued expenses and other liabilities	25,871	28,595
Accrued interest payable	1,104	4,061
Unearned revenues	4,630	4,647

Total current liabilities	108,030	169,331

Long term liabilities:
Senior subordinated notes payable, net	150,000	150,000
Senior credit facility	18,826	—
Real estate mortgages	23,539	24,202
Deferred pension obligation	12,457	14,686
Unearned revenues and other long-term liabilities	34,227	33,670

Total long-term liabilities	239,049	222,558

Total liabilities	347,079	391,889

Equity

Total equity	376,001	371,240

Total liabilities and equity	$723,080	$763,129

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of the three and nine months ended November 2, 2013 and October 27, 2012 net (loss) income and diluted (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share.

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net (loss) income	$(3,022)	$3,180	$5,468	$10,414
Plus:
Costs on exited brands	—	400	—	2,245
Costs of streamlining and consolidation of operations, and other strategic initiatives	1,057	936	3,922	2,397
Costs of voluntary retirement	—	—	—	2,420
Less:
(Loss) gain on sale of long-lived assets	108	(410)	(6,162)	(410)
Tax (benefit ) provision	(445)	(358)	1,682	(2,545)

Net (loss) income, as adjusted	$(2,302)	$3,748	$4,910	$14,521

	Years Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net (loss) income per share, diluted	$(0.20)	$0.21	$0.36	$0.68

Net per share costs on exited brands	—	0.02	—	0.09
Net per share costs of streamlining and consolidation of operations, and other strategic initiatives	0.05	0.04	0.18	0.10
Net per share costs of voluntary retirement	—	—	—	0.10
Net per share gain on sale of long-lived assets	—	(0.02)	(0.22)	(0.02)

Adjusted net (loss) income per share, diluted	$(0.15)	$0.25	$0.32	$0.95

“Adjusted net (loss) income per share, diluted” consists of “net (loss) income per share, diluted” adjusted for the impact of the costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, costs of voluntary retirement and gain on sale of long-lived assets. These costs and gain are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net (loss) income	$(3,022)	$3,180	$5,468	$10,414
Plus:
Depreciation and amortization	3,573	3,424	9,375	10,314
Interest expense	3,782	3,689	11,307	11,011
Income tax (benefit) provision	(1,511)	1,518	2,979	4,687

EBITDA	2,822	11,811	29,129	36,426

Costs on exited brands	—	400	—	2,245
Costs of streamlining and consolidation of operations, and other strategic initiatives	1,057	715	3,922	2,176
Costs of voluntary retirement	—	—	—	2,420
Loss (gain) on sale of long-lived assets	108	(410)	(6,162)	(410)

EBITDA, as adjusted	$3,987	$12,516	$26,889	$42,857

Gross profit	$71,364	$75,795	$228,591	$232,860
Less:
Selling, general and administrative expenses	(68,434)	(64,394)	(205,624)	(196,844)
Plus:
Costs on exited brands	—	400	—	2,245
Costs of streamlining and consolidation of operations, and other strategic initiatives	1,057	715	3,922	2,176
Costs of voluntary retirement	—	—	—	2,420

EBITDA, as adjusted	3,987	12,516	26,889	42,857

Total revenues	$222,121	$236,248	$696,145	$711,208

EBITDA margin percentage of revenues	1.8%	5.3%	3.9%	6.0%

(1)	Adjusted EBITDA consists of (loss) earnings before interest, taxes, depreciation, amortization, costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, costs of voluntary retirement, as well as the gain on sale of long-lived assets. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.